EXHIBIT 99.1

Dime Commercial Bancshares Declares Quarterly Cash Dividend for

Series A Preferred Stock

Hauppauge, NY – July 23, 2026 – Dime Commercial Bancshares, Inc. (NYSE: DCOM, DCOM PR and DCBG) (the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.34375 per share on the Company’s 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, payable on August 14, 2026 to holders of record as of August 7, 2026.

ABOUT DIME COMMERCIAL BANCSHARES, INC.

Dime Commercial Bancshares, Inc. is the holding company for Dime Commercial Bank, a New York State-charted trust company with approximately $15 billion in assets and the number one deposit market share on Greater Long Island (1).

Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Operating Officer and Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 ¹ Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for commercial banks with less than $20 billion in assets.

Forward-Looking Statements

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated.